CSFB 05-1

Group 8

Pay rules

1.

Concurrently:

a.

50.0000974963181% Pay to the 9PT1 until retired.

b.

49.9999025036819% as follows:

i.

Pay the NAS Priority Amount to the 9N1 until retired.

ii.

Pay to the 9S1 until retired.

iii.

Pay pro-rata to the 1A25 and the 1A26

iv.

Concurrently:

1.

50% Pay to the 9L1 until retired.

2.

Pay to the 9V1 and the 9Z1, in that order until retired.

v.

Pay to the 9N1 until retired.

9Z1 Waterfall Accretion

1.

Pay to the 9V1 until retired.

2.

Pay to the 9Z1 until retired.

Notes

Pxing Speed = 300 PSA

NAS bonds = 9N1 standard 60 mo lockout. (apply shift to both sched and prepays)

Nas Priority =  Total 9N1 Balance/Total Non-PO Balance

Settlement = 1/31/05